EX-99.A(1)

                     UNANIMOUS CONSENT OF BOARD OF DIRECTORS
                                       OF
                        TIAA-CREF LIFE INSURANCE COMPANY
                                       FOR
                             ACTION WITHOUT MEETING


     The undersigned, being all of the members of the Board of Directors of TIAA-CREF Life Insurance Company, do hereby consent, pursuant to Article Two
Section 6 of the Bylaws, Section 108 of the Insurance Law and Section 708 of the Business Corporation Law of the State of New York, to the adoption of the following resolution, without a meeting by unanimous written consent:

ESTABLISHMENT AND OPERATION OF SEPARATE ACCOUNT

     RESOLVED, that TIAA-CREF Life Insurance Company ("TIAA-CREF Life") hereby establishes a separate account pursuant to New York Insurance Law Section 4240, and to the extent applicable, New York Insurance Regulation No. 47, to be designated "Separate Account VLI-1" or such other designation as the appropriate officers of TIAA-CREF Life shall hereafter determine (the "Separate Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and

     RESOLVED, that the Separate Account is established for the purpose of providing for the issuance by TIAA-CREF Life of certain variable life insurance contracts ("Contracts"), and shall constitute a funding medium for such Contracts issued by TIAA-CREF Life; and

     RESOLVED, that pursuant to Section 4240 of the New York Insurance Law, the assets of the Separate Account shall be legally segregated from the assets of the general account of TIAA-CREF Life and that portion of the assets of the Separate Account not exceeding the reserves and other contract liabilities relating to the Separate Account shall not be chargeable with liabilities arising out of any other business of TIAA-CREF Life; and

     RESOLVED, that the assets of the Separate Account shall be derived solely from (a) sale of variable life insurance products, (b) funds corresponding to income and capital gain accumulation with respect to investment of such assets, and (c) any advances made by TIAA-CREF Life in connection with the operation of the Separate Account; and

     RESOLVED, that the income, gains, and losses (whether or not realized) from assets allocated to the Separate Account shall, in accordance with any variable life insurance contracts issued by TIAA-CREF Life providing for allocations to the Separate Account, be credited to or charged against the Separate Account without regard to the other income, gains, or losses of TIAA-CREF Life; and

     RESOLVED, that TIAA-CREF Life shall maintain in the Separate Account assets with a fair market value at least equal to the amounts accumulated in accordance with the terms of

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the applicable variable life insurance contracts and the statutory valuation reserves for such variable life insurance contracts; and

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized to transfer cash or securities from time to time between TIAA-CREF Life's general account and the Separate Account as deemed necessary or appropriate and consistent with the terms of TIAA-CREF Life's Plan of Operation for the Separate Account and the Contracts; and

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide the Separate Account into divisions or subdivisions, (b) to modify or eliminate any such divisions or subdivisions, and (c) to designate further any division or subdivision thereof.

INVESTMENT OF SEPARATE ACCOUNT ASSETS

     RESOLVED, that (i) the Separate Account be, and hereby is, authorized to invest or reinvest the assets of the Separate Account in securities issued by the TIAA-CREF Life Funds, or other appropriate securities or other instruments as the appropriate officers of TIAA-CREF Life may designate, consistent with the provisions of the variable life insurance contracts issued by TIAA-CREF Life providing for allocations to the Separate Account or its divisions or subdivisions; and (ii) the appropriate officers of TIAA-CREF Life be, and hereby are, authorized to enter into any necessary agreements or make any necessary arrangements to enable the Separate Account to invest or reinvest in the securities or other instruments described above.

SECURITIES AND INSURANCE LAW FILINGS

         RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized to take all action necessary to (i) register the Separate Account under the Investment Company Act of 1940 (the "1940 Act") as a unit investment trust; and (ii) register the Contracts and the units of interest thereunder in such amounts, which may be an indefinite amount, as such officers of TIAA-CREF Life shall from time to time deem appropriate under the Securities Act of 1933 ("1933 Act"); and to take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Separate Account in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, and other applicable federal laws, including, without limitation, the filing of (a) any pre- or post-effective amendments to registration statements, prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing; (b) any undertakings, and any applications for exemptions from the 1940 Act or other applicable federal laws; and (c) any other appropriate filings with the Securities and Exchange Commission, including but not limited to a Notification of Registration on Form N-8A and a Registration Statement on

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

Form N-8B-2 for the Separate Account under the 1940 Act, each in such form as the officer(s) executing the same may deem necessary or appropriate; and

     RESOLVED, that the filing with Securities and Exchange Commission of the Registration Statement on Form S-6 for the Separate Account under the 1933 Act, substantially in the form of the draft dated May 10, 2001, be, and hereby is, approved, with such modifications as the appropriate officers of the Separate Account may deem necessary or advisable; and

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized on behalf of the Separate Account and on behalf of TIAA-CREF Life to take any and all action that they may deem necessary or advisable to offer and sell the Contracts and to qualify or register the Contracts for sale in various states, including any registrations, filings, and qualifications both of TIAA-CREF Life, its officers, agents, and employees, and of the Contracts, under the insurance and the blue sky or other securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, appointments of attorneys for service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers of TIAA-CREF Life may deem necessary or desirable in order to maintain such registrations or qualifications for as long as the officers deem it to be in the best interests of the Separate Account and TIAA-CREF Life; and

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized in the names and on behalf of the Separate Account and TIAA-CREF Life (i) to execute and file irrevocable written consents on the part of the Separate Account and of TIAA-CREF Life to be used in such states where such consents to service of process may be required under the insurance or securities laws for registration or qualification of the variable life insurance contracts and (ii) to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Separate Account and of TIAA-CREF Life for the purpose of receiving and accepting process; and

     RESOLVED, that Lisa Snow, authorized signatory of TIAA-CREF Life be, and hereby is, appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the SEC with respect thereto and to exercise powers given to such agent by the 1933 Act and the rules thereunder, and any other necessary acts; and

     RESOLVED, that the appropriate officers of the Separate Account be, and hereby are, authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name of and on behalf of the Separate Account, and to pay all such expenses as in their judgment shall be necessary, proper, or advisable, in order to fully carry out the intent, and accomplish the purposes of, the foregoing resolutions and maintain the

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


Separate Account's ability to continue issuing its securities to the public under the securities laws and insurance laws.

DISTRIBUTION, ADMINISTRATION AND CUSTODY ARRANGEMENTS

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized to provide for the sale of the Contracts issued by TIAA-CREF Life, including making arrangements and executing such agreements as deemed necessary and appropriate with Teacher Personal Investors Services, Inc. ("TPIS") or any other entity qualified to act as distributor; and

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized to provide for such administrative, custodial or depository arrangements, as they may deem necessary and appropriate for assets allocated to the Separate Account and the issuance and administration of the Contracts, including making arrangements or executing agreements with TIAA-CREF Life, Teachers Insurance and Annuity Association of America ("TIAA") or any TIAA subsidiaries.

PRINCIPAL FINANCIAL OFFICER

     RESOLVED, that Richard L. Gibbs, Executive Vice President and Chief Financial Officer of TIAA-CREF Life, is hereby designated as principal financial officer and principal accounting officer of the Separate Account for purposes of
Section 32(b) of the Investment Company Act of 1940 and otherwise.

AUDITORS; FISCAL YEAR

     RESOLVED, that the firm of Ernst & Young LLP be, and hereby is, selected as independent public accountants to audit the books and records of the Separate Account; and

     RESOLVED, that the fiscal year of the Separate Account shall end on the 31st day of December each year.

GENERAL

     RESOLVED, that the appropriate officers of TIAA-CREF Life be, and hereby are, authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

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


DATED: MAY 23, 2001


/s/ Scott C. Evans                          /s/ Martin L. Leibowitz
-----------------------------               -----------------------------
Scott C. Evans                              Martin L. Leibowitz


/s/ Dennis D. Foley                         /s/ Bertram L. Scott
-----------------------------               -----------------------------
Dennis D. Foley                             /s/ Bertram L. Scott


/s/ Martin E. Galt, III                     /s/ John A. Somers
-----------------------------               -----------------------------
Martin E. Galt, III                         John A. Somers


/s/ Richard L. Gibbs                        /s/ Charles H. Stamm
-----------------------------               -----------------------------
Richard L. Gibbs                            Charles H. Stamm


/s/ Don W. Harrell                          /s/ Mary Ann Werner
-----------------------------               -----------------------------
Don W. Harrell                              Mary Ann Werner


/s/ Larry D. Hershberger                    /s/ James A. Wolf
-----------------------------               -----------------------------
Larry D. Hershberger                        James A. Wolf


/s/ Matina S. Horner
-----------------------------
Matina S. Horner

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